Exhibit 99.1

HERBALIFE LTD.
2004 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT (this “Agreement”) dated as of                       , 2005 (the “Grant Date”) between HERBALIFE LTD. (the “Company”), and [OPTIONEE] (the “Optionee”).

WHEREAS, pursuant to the Herbalife Ltd. 2004 Stock Incentive Plan (the “Plan”), the Committee designated under the Plan (or an officer of the Company to who the authority to grant Awards has been delegated), desires to grant to the Optionee an option to acquire Common Shares, par value $0.002 per share, of the Company; and

WHEREAS, the Optionee desires to accept such option subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Optionee, intending to be legally bound, hereby agree as follows:

1.                                       Grant.

(a)                                  The Company hereby grants to the Optionee an option (the “Option”) to purchase, subject to the terms and conditions set forth herein and in the Plan, all or any part of                        Common Shares, par value $.002 per share, of the Company (subject to adjustment as set forth in Section 10 of the Plan) at a price of $             per share (subject to adjustment as set forth in Section 10 of the Plan).

(b)                                 The Option [is] [is not] intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

(c)                                  Except as otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Plan.

2.                                       Time for Exercise.

(a)                                  The Option will become vested and exercisable in quarterly 5% increments beginning on the last day of the calendar quarter during which the Grant Date occurs and on the last day of each subsequent calendar quarter until the Option becomes fully exercisable on the last day of the calendar quarter immediately preceding the fifth anniversary of the Grant Date.

(b)                                 In the event of a Change in Control, the Committee as constituted immediately before such Change in Control may, in its sole discretion, accelerate the vesting and exercisability of this Option upon such Change in Control or take such other actions as provided in Section 11 of the Plan.

3.                                       Expiration.  The Option shall expire on the tenth (10th) anniversary of the date hereof; provided, however, that the Option may earlier terminate as provided in this Paragraph 3 and/or in Section 11 of the Plan.

(a)                                  Upon termination of the Optionee’s employment with the Company, that portion of the Option that is not vested and exercisable will terminate on the date of such termination of employment.

(b)                                 Upon termination of the Optionee’s employment with the Company, that portion of the Option that is vested and exercisable will terminate in accordance with the following:

(i)                                     if the Optionee’s employment with the Company is terminated for Cause (as defined below), the vested and exercisable portion of the Option will terminate on the date of such termination;

(ii)                                  if the Optionee’s employment with the Company is terminated by reason of the Optionee’s death or disability (as such term is defined in Section 22(e) of the Code), the vested and exercisable portion of the Option will terminate on the date that is ninety (90) days immediately following the date of such termination;

(iii)                               if the Optionee’s employment with the Company is terminated for any reason other than death, disability or Cause, the vested and exercisable portion of the Option will terminate on the date that is thirty (30) days immediately following the date of such termination.

(c)                                  For purposes of this Agreement, the term “Cause” shall have the meaning ascribed to such term in any written employment agreement between the Optionee and the Company or one or more of its Subsidiaries, as the same may be amended or modified from time to time, or if the Optionee is not party to any such written employment agreement, then the term “Cause” shall mean the occurrence of any of the following acts or circumstances: (i) commission of a felony, a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company or any of its Subsidiaries; (ii) willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement; (iii) performance of the Optionee’s duties in a manner that is detrimental to the Company or any of its Subsidiaries, including, but not limited to that which results in, the severe deterioration of the financial performance of the Company or any of its Subsidiaries; (iv) failure to adhere to the directions of the Chief Executive Officer of the Company or the Board, to adhere to the Company’s or any Subsidiary’s policies or practices or to devote substantially all of the Optionee’s business time and efforts to the business of the Company and its Subsidiaries; (v) breach of any provision of any agreement, including an employment agreement, between the Optionee and the Company or any of its Subsidiaries, which covers confidentiality or proprietary information or contains nonsolicitation or non-competition provisions; or (vi) breach in any material respect of the terms and provisions of the Optionee’s employment agreement, if any, or any agreement between the Optionee and the Company or any of its Subsidiaries.

4.                                       Method of Exercise.  The Option may be exercised by delivery to the Company (attention: Secretary) of a written notice of exercise specifying the number of shares being purchased, accompanied by payment therefor as follows:

(a)                                  in cash or by check, bank draft or money order payable to the order of the Company;

(b)                                 through the delivery (either actually or by attestation) of unencumbered Common Shares of the Company held by the Optionee for at least six months having a total Fair Market Value on the date of delivery equal to the purchase price,

(c)                                  through a combination of cash and shares as provided in clauses (a) and (b) of this Paragraph 4; or

(d)                                 on such other terms and conditions as may be acceptable to the Committee in its sole discretion.

5.                                       Fractional Shares.  No fractional shares may be purchased upon any exercise.

6.                                       Compliance With Legal Requirements.

(a)                                  The Option shall not be exercisable and no Common Shares shall be issued or transferred pursuant to this Agreement or the Plan unless and until all tax withholding, if any, and legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been satisfied.  Such legal requirements may include, but are not limited to, (i) registering or qualifying such Common Shares under any state or federal law or under the rules of any stock exchange or trading system, (ii) satisfying any applicable law or rule relating to the transfer of unregistered securities or demonstrating the availability of an exemption from applicable laws, (iii) placing a restricted legend on the Common Shares issued pursuant to the exercise of the Option, or (iv) obtaining the consent or approval of any governmental regulatory body.

(b)                                 The Optionee understands that the Company is under no obligation to register for resale the Common Shares issued upon exercise of the Option.  The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any exercise of the Option and/or any resales by the Optionee or other subsequent transfers by the Optionee of any Common Shares issued as a result of the exercise of the Option, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act of 1933, as amended, covering the Option and/or the Common Shares underlying the Option and (iii) restrictions as to the use of a specified brokerage firm or other agent for exercising the Option and/or for such resales or other transfers.  The sale of the shares underlying the Option must also comply with other applicable laws and regulations governing the sale of such shares.

7.                                       Shareholder Rights.  The Optionee shall not be deemed a shareholder of the Company with respect to any of the Common Shares subject to the Option, except to the extent that such shares shall have been purchased and transferred to the Optionee.

8.                                       Assignment or Transfer Prohibited.  The Option may not be assigned or transferred otherwise than by will or by the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee or the Optionee’s guardian or legal representative.  Neither the Option nor any right hereunder shall be subject to attachment, execution or other similar process.  In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any right hereunder, except as provided for herein, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Optionee, and the Option shall thereupon become null and void.

9.                                       Committee Authority.  Any question concerning the interpretation of this Agreement or the Plan, any adjustments required to be made under this Agreement or the Plan, and any controversy that may arise under this Agreement or the Plan shall be determined by the Committee in its sole and absolute discretion.  All decisions by the Committee shall be final and binding.

10.                                 Application of the Plan.  The terms of this Agreement are governed by the terms of the Plan, as it exists on the date of hereof and as the Plan is amended from time to time.  In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise herein.  As used herein, the term “Section” generally refers to provisions within the Plan, and the term “Paragraph” refers to provisions of this Agreement.

11.                                 No Right to Continued Employment.  Nothing in the Plan, in this Agreement or any other instrument executed pursuant thereto or hereto shall confer upon the Optionee any right to continued employment with the Company or any of its subsidiaries or affiliates.

12.                                 Further Assurances.  Each party hereto shall cooperate with each other party, shall do and perform or cause to be done and performed all further acts and things, and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan.

13.                                 Entire Agreement.  This Agreement and the Plan together set forth the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior oral and written and all contemporaneous or subsequent oral discussions, agreements and understandings of any kind or nature.

14.                                 Successors and Assigns.  The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and the Optionee and Optionee’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HERBALIFE LTD.

By:
[OPTIONEE]		Name:
Title: